Exhibit 23.2

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Seaspan Corporation

We consent to the use of our report dated March 25, 2019, with respect to the consolidated balance sheets of Greater China Intermodal Investments LLC as of December 31, 2018 and 2017, and the related consolidated statements of net income and comprehensive income, members’ equity, and cash flows for each of the years in the three year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus forming part of the Registration Statement on Form F-4 filed by Seaspan Corporation.

Chartered Professional Accountants

November 22, 2019

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.